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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT dated as of August 14, 1997 (the "Effective Date") by and between Delta Air Lines, Inc., a Delaware corporation (the "Company"), and Leo F. Mullin ("Executive").

         WHEREAS, the Board of Directors of the Company (the "Board") desires to employ Executive as President and Chief Executive Officer of the Company, and Executive desires to accept such employment; and

         WHEREAS, the Company and Executive desire to enter into an agreement (this "Agreement") embodying the terms of such employment;

         NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows (certain capitalized terms used herein being defined in Article 9):



                                    ARTICLE 1

                                TERM OF AGREEMENT

         SECTION 1.01. Initial Term. The term of this Agreement shall commence on the Effective Date and shall expire on the fifth anniversary thereof (such term, together with any extension pursuant to Sections 1.02 or 1.03, referred to hereinafter as the "Agreement Term").

         SECTION 1.02. Extensions. As of the fifth anniversary of the Effective Date (provided Executive's employment with the Company has not been previously terminated under Article 4), the Agreement Term shall automatically be extended unless, at least twelve months prior to such anniversary, the Company has provided Executive with written notice of the Company's intent that the Agreement Term not be so extended. If such notice has not been timely provided by the Company, the Agreement Term shall, as of such fifth anniversary, be extended until the expiration of twelve months from the date the Company shall have provided Executive with written notice of the Company's intent that the Agreement Term be terminated.






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         SECTION 1.03. Automatic Extension Upon Change in Control. In the event that a Change in Control occurs during the Agreement Term as then in effect, upon the effective date of such Change in Control the Agreement Term shall automatically be extended by such period, if any, such that after such extension the Agreement Term shall not be less than 36 months following the effective date of such Change in Control (such 36-month period referred to hereinafter as the "Change Period"). The 36-month extension described in this Section 1.03 shall take effect regardless of whether, before or after the effective date of a Change in Control, the Company has given written notice of intent not to extend the Agreement Term pursuant to Section 1.02, provided the Agreement Term has not yet expired as of such effective date.



                                    ARTICLE 2

                                POSITION; DUTIES

         SECTION 2.01. Position. Commencing as of the Effective Date, the Company shall employ Executive as President and Chief Executive Officer of the Company. In addition, the Company shall use its best efforts to ensure Executive's election as a member of the Board. Executive shall have such duties and authority as shall be determined from time to time by the Board; provided that such duties shall be consistent with the positions assigned to him pursuant to this Section 2.01.

         SECTION 2.02. Performance of Duties. While Executive is employed by the Company hereunder, Executive shall devote substantially all of his business time and best efforts to the business and affairs of the Company and the performance of his duties under this Agreement. Subject to the foregoing, Executive shall not be precluded from (i) continuing to serve on such boards of directors of business corporations and/or charitable organizations as to which the Board shall have given its prior written consent, which consent shall not be withheld unreasonably; provided, however, that such consent shall not be necessary with respect to Executive's continued service on the board of directors of Inland Steel Industries, Inc.; (ii) engaging in community affairs or charitable activities (other than serving on the boards of directors of charitable organizations, as to which clause (i) shall control), and (iii) managing his personal investments and affairs.







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                                   ARTICLE 3

                                  COMPENSATION

         SECTION 3.01. Base Salary. While Executive is employed by the Company hereunder, the Company shall pay Executive a base salary (the "Base Salary") at the annual rate of not less than $650,000, payable in accordance with the usual payment practices of the Company. Executive's Base Salary shall be subject to review for increase annually and Executive shall be entitled to such increases in his Base Salary, if any, as may be determined from time to time in the sole discretion of the Personnel & Compensation Committee of the Board (the "Compensation Committee").

         SECTION 3.02. Incentive Compensation Awards. (a) With respect to each Fiscal Year beginning with the Fiscal Year ending June 30, 1998 during which Executive is employed hereunder, Executive shall be eligible to receive in addition to his Base Salary an annual incentive compensation award (the "Annual Award") for services rendered during such Fiscal Year, subject to the terms and conditions of the Company's annual incentive compensation plan as in effect from time to time. Except as provided below, the amount of the Annual Award, if any, with respect to any Fiscal Year shall be based upon performance targets and award levels determined by the Compensation Committee in its sole discretion, in accordance with the Company's annual incentive compensation plan as in effect from time to time; provided that for each Fiscal Year the target award levels with respect to Executive shall be established in such a manner as to provide Executive with the opportunity to earn an award of at least 100% of his Base Salary for such Fiscal Year, assuming performance at the target level, with a maximum award opportunity of 125% of Base Salary for such Fiscal Year.

          (b) Notwithstanding the foregoing, with respect to the Fiscal Year ending June 30, 1998, Executive shall receive an Annual Award of not less than $650,000 payable at the same date as annual awards are paid to the senior executives of the Company in accordance with the practices of the Company in effect for such Fiscal Year, unless Executive's employment hereunder shall have been terminated by the Company for Cause prior to such date; provided, that if Executive's employment terminates for any other reason prior to June 30, 1998, such minimum amount shall be reduced by multiplication by a fraction, the numerator of which is the number of days from August 14, 1997 through the date of termination of Executive's employment, and the denominator of which is the number of days from August 14, 1997 through June 30, 1998.



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          (c) In addition to the Annual Awards described above, Executive shall be eligible to receive such additional bonuses as may be awarded by the Compensation Committee in its sole discretion.

         SECTION 3.03. Employee Benefits. While Executive is employed by the Company hereunder, Executive (and, to the extent applicable, his eligible family members, as defined in the applicable plan or policy) shall be entitled to participate (or to receive benefits equivalent to such participation), on terms no less favorable than the terms offered to other senior executives of the Company, in any group and/or executive life, hospitalization or disability insurance plan, health program, vacation policy, pension, profit sharing, ESOP, 401(k) and similar benefit plans (qualified, non-qualified and supplemental) and other fringe benefits of the Company, including free and reduced-rate travel, automobile allowance, club memberships and dues, and similar programs as in effect from time to time. The Company shall reimburse Executive for (A) the cost of premiums paid by him to obtain health insurance coverage from his former employer under COBRA during any applicable waiting period or preexisting condition limitation period under the Company's medical benefit plans, plus (B) an additional amount such that after payment by Executive of Executive's applicable Federal, state and local taxes imposed on such additional amount, Executive will retain an amount sufficient to pay the total of Executive's applicable Federal, state and local taxes arising due to the payments made pursuant to clause (A) above.

         SECTION 3.04. Supplemental Pension Benefits. Executive shall be entitled to receive from the Company a supplemental retirement benefit (the "Supplemental Retirement Benefit") as described in Section 3 of the Senior Officer Excess Benefit Agreement (the "Excess Benefit Agreement") attached as Exhibit A to this Agreement, payable upon the terms and conditions set forth in such Excess Benefit Agreement. All benefits provided under the Excess Benefit Agreement shall be taken into account in determining the Company's compliance with the requirements of this Agreement.

         SECTION 3.05. Relocation Benefits. The Company will pay all costs of relocation of Executive and his family to the Atlanta metropolitan area in accordance with the Company's relocation policy, supplemented as follows:

          (a) The Company will reimburse Executive for reasonable temporary living expenses for Executive and his family in the Atlanta metropolitan area for a period not to exceed one year from the date hereof;

          (b) At the election of Executive prior to August 14, 1998, the Company will purchase from Executive his primary residence as of the date hereof (the "Current Residence"). If Executive so elects, the purchase price will be equal to the average of the estimates of the fair market value of the Current Residence as determined, within thirty days of such election, by two reputable and independent professional real estate appraisers (one of which appraisers shall be selected by Executive, and one of which shall be selected by the Company);

          (c) The Company will reimburse Executive for architectural fees incurred and paid to Konstant Architecture in connection with proposed improvements to the Current Residence; and


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          (d) The Company will pay Executive, in addition to all relocation payments otherwise required pursuant to this Section 3.05, an amount such that after payment by Executive of all of Executive's applicable Federal, state and local taxes on such additional amount, Executive will retain an amount sufficient to pay the total of Executive's applicable Federal, state and local taxes arising due to the payments under this Section 3.05.

         SECTION 3.06. Business Expenses. The Company shall reimburse promptly such of Executive's travel, entertainment and other business expenses as are reasonably and necessarily incurred by Executive in the performance of his duties while employed hereunder, in accordance with the Company's policies as in effect from time to time.

         SECTION 3.07. Stock Incentive Awards. In addition to the initial awards of stock options and restricted stock which are described in the respective award agreements attached hereto as Exhibits B and C, Executive shall be eligible to receive such additional equity-based incentive awards, including additional options and restricted stock awards, as may be granted by the Compensation Committee in its sole discretion.



                                   ARTICLE 4

                           TERMINATION OF EMPLOYMENT

         SECTION 4.01. Without Cause; For Good Reason. In the event that Executive's employment is terminated during the Agreement Term, other than by reason of death, (i) by the Company other than for Cause or Disability or (ii) by Executive with Good Reason, Executive shall be entitled to receive from the Company the benefits described in Paragraphs (a) through (f) below (the "Severance Benefits"):

          (a) The Company shall pay Executive a lump sum, in cash, equal to Executive's earned but unpaid Base Salary and other earned but unpaid cash entitlements for the period through and including the date of termination of Executive's employment, including unused earned and accrued vacation pay and unreimbursed business expenses. In addition, with respect to the period through and including the date of termination of Executive's employment, Executive shall be entitled to any other benefits earned or accrued and payable under any other employee benefit plans and arrangements maintained by the Company, in accordance with the terms of such plans and arrangements, except as modified


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herein (such amounts and benefits described in this Paragraph (a) referred to hereinafter as the "Accrued Benefits").

          (b) The Company shall pay Executive a lump sum, in cash, equal to two times the sum of Executive's Reference Salary and Reference Incentive Compensation Award.

          (c) The Company shall pay Executive a lump sum, in cash, equal to the amount of his Annual Award payable for the Fiscal Year in which occurs the termination of his employment, calculated assuming performance at the target level and prorated to reflect the portion of such Fiscal Year elapsed through the date of termination of his employment. The amount of the payment under this Paragraph (c) shall be reduced by the amount, if any, previously paid with respect to such Fiscal Year under 5.02(i).

          (d) Executive (and, to the extent applicable, his eligible family members) shall continue to be eligible, for 24 months from the date of such termination of Executive's employment, to participate in the benefit plans and fringe benefits (other than any qualified or nonqualified retirement plans) in which Executive and his eligible family members were entitled to participate under Section 3.03 immediately prior to termination of Executive's employment. If such continued participation is not permitted under the terms of one or more of the applicable benefit plans and programs, the Company shall, in lieu of continued participation as to those benefits, pay Executive a lump sum, in cash, equal to the present value (as of the date of the termination of his employment) of such continued participation. In determining present value for this purpose, all terms applicable to Executive under such benefit plans and fringe benefits immediately prior to the date of termination of his employment (including the level of premiums, if any, payable by Executive) shall be taken into account.

          (e) On and after the second anniversary of such termination of Executive's employment, he shall be treated as a retired senior executive of the Company for purposes of all benefit plans and arrangements of the Company (other than retirement plans) providing for retiree benefits. For purposes of determining any service-related premiums owed by Executive with respect to any such retiree benefits, all years of service with which Executive is credited for purposes of calculating the Supplemental Retirement Benefit shall be taken into account. If such participation is not permitted under the terms of one or more of the applicable benefit plans and programs, the Company shall, in lieu of such participation as to those benefits, pay Executive a lump sum, in cash, equal to the present value (as of the second anniversary of the termination of his employment) of such participation. In determining present value for this purpose, all terms





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applicable to Executive under such retiree benefit plans (including the level of premiums, if any, payable by Executive) shall be taken into account.

          (f) Executive's right to the Supplemental Retirement Benefit shall become fully vested as of the date of termination of his employment. In addition, Executive shall be credited with two additional years of service credit (beyond those otherwise required to be credited under the Excess Benefit Agreement) for purposes of calculating the Supplemental Retirement Benefit.

The Severance Benefits (other than those described in Paragraph (f) and the first sentence of each of Paragraphs (d) and (e) above) shall be paid or provided to Executive as soon as practicable following the date of termination of Executive's employment, but in no event later than 30 days from the date of such termination of employment.

         SECTION 4.02. For Cause; Without Good Reason. In the event Executive's employment shall be terminated by the Company for Cause or by Executive other than for Good Reason, the Company shall have no further obligations to Executive hereunder, other than (i) for Accrued Benefits and (ii) as set forth in Section
5.01. Notwithstanding any other provision of this Agreement to the contrary, Executive shall not be liable to the Company for breach of this Agreement as a result of termination of his employment other than for Good Reason, provided Executive has furnished the Company at least 60 days prior written notice of such termination.

         SECTION 4.03. Death or Disability. In the event of Executive's death or termination by the Company for Disability during the Agreement Term, the Company shall have no further obligations to Executive or his legal representatives hereunder, other than (i) for Accrued Benefits and (ii) as set forth in Section 5.01.

         SECTION 4.04. Return of Materials. Executive agrees that upon termination of his employment hereunder for any reason, he shall return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company or any of its affiliates, except that he may retain personal notes, notebooks and diaries. Executive further agrees that he shall not retain or use for his account at any time any trade name, trademark, service mark or other proprietary business designation used or owned in connection with the business of the Company or any of its affiliates.



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                                    ARTICLE 5
                   OBLIGATIONS OF COMPANY ON CHANGE IN CONTROL

         SECTION 5.01. Deferred Compensation. (a) In the event that a Change in Control occurs during the Agreement Term, the Company shall promptly thereafter cause to be irrevocably deposited in trust for the benefit of Executive and his beneficiaries, on the terms set forth in Section 5.01(c), an amount equal to the balance as of the date of such deposit of Executive's accounts under the Deferred Compensation Plan. (Such trust is hereinafter referred to as the "Deferred Compensation Trust.") From and after the date of such Change in Control, the Company shall cause to be irrevocably deposited in the Deferred Compensation Trust any additional amounts that may be deferred from time to time by Executive under the Deferred Compensation Plan. Each such subsequent deposit shall be made on the date the applicable deferred amount would otherwise have been received by Executive, but for Executive's election to defer such receipt under the Deferred Compensation Plan.

          (b) The trustee of the Deferred Compensation Trust shall be a bank that is organized under the laws of the United States of America, has assets exceeding $500,000,000, and may validly exercise trustee powers under Georgia state law. All trustee's fees and other expenses of administering the Deferred Compensation Trust shall be borne by the Company.

          (c) The instrument governing the Deferred Compensation Trust (the "Trust Instrument") shall, to the extent reasonably necessary to assure that the Deferred Compensation Plan will continue to be treated as "unfunded" for purposes of ERISA and the Code, provide that upon insolvency of the Company the assets of the Trust will be subject to the claims of the Company's general creditors. The Trust Instrument shall provide that in all other respects the assets of the Deferred Compensation Trust will be maintained for the exclusive benefit of Executive and his beneficiaries, and will otherwise be subject to all fiduciary and other requirements of applicable state trust law. The Trust Instrument shall require that the trustee invest the assets of the Trust in a manner calculated to match as closely as the trustee deems reasonably possible the investment elections made from time to time by Executive under the Deferred Compensation Plan, and shall provide for payment of benefits in accordance with the terms of Executive's applicable payment elections as in effect from time to time under the Deferred Compensation Plan.

          (d) After the date of a Change in Control, the Company shall not (other than pursuant to Section 5.04(e) hereof) take any steps to disturb or alter Executive's (or Executive's beneficiaries') rights to receive amounts deferred


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under the Deferred Compensation Plan in accordance with such Executive's applicable payment elections as in effect from time to time. Nothing herein or in the Trust Instrument shall relieve the Company of its obligation to pay benefits under the Deferred Compensation Plan in accordance with the terms of such Plan, to the extent such benefits are not paid from the Deferred Compensation Trust.

         SECTION 5.02. Payment of Performance-Based Awards. In the event that a Change in Control occurs during the Agreement Term and while Executive is employed by the Company, the Company shall promptly thereafter pay Executive the sum of (i) the Reference Incentive Compensation Award, prorated to reflect the portion of the Fiscal Year elapsed through the date of the Change in Control, and (ii) the Reference Long-Term Award, for each performance period that includes the date of the Change in Control under any long-term incentive plan maintained by the Company, prorated to reflect the portion of such performance period elapsed through the date of the Change in Control. The amounts referred to in clauses (i) and (ii) above shall be paid in the form of cash or shares of Company stock, in accordance with the terms of the applicable award agreements. The payment under this Section 5.02 shall discharge all liabilities of the Company to Executive under the Company's annual and long-term incentive plans and programs, and under this Agreement, with respect to performance-based incentive compensation (other than stock options and stock appreciation rights) for the periods referred to in clauses (i) and (ii) above.

         SECTION 5.03. Stock Options, Stock Appreciation Rights and Non-Performance-Based Awards. In the event that a Change in Control occurs during the Agreement Term and while Executive is employed by the Company, all outstanding stock options, stock appreciation rights, restricted stock (if not performance-based), and other non-performance-based awards held by Executive pursuant to the provisions of the Stock Incentive Plan or any successor plan shall become immediately vested, nonforfeitable and exercisable as of the date of the Change in Control.

         SECTION 5.04. Additional Severance Benefits. In the event Executive's employment is terminated under circumstances described in clauses (i) or (ii) of
Section 4.01 either (I) during the Change Period; or (II) within one year prior to, and in anticipation of, a Change in Control, then, as of the later of the date of termination of Executive's employment and the Change in Control:

          (a) Section 4.01(b) shall be applied by substituting the words "three times" for "two times." The payment under this Section 5.04(a) shall be reduced, if Executive's employment has been terminated in anticipation of a Change in Control as described in clause (II) above, by the total amount of payments (if any)


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made to Executive under Section 4.01(b) between the date of termination of
Executive's employment and the date of payment under this Section 5.04(a).

          (b) In lieu of the benefits otherwise payable in accordance with the Excess Benefit Agreement, the Company shall pay Executive a lump sum, in cash, equal to the actuarial present value of the Supplemental Retirement Benefit (calculated crediting Executive with three additional years of service credit beyond those otherwise provided for under the Excess Benefit Agreement), assuming that retirement benefits will be payable to Executive and his spouse under the Qualified Pension Plan in the form of a monthly annuity commencing as of Executive's Earliest Retirement Date, calculated in accordance with the terms of such Plan, and that as of Executive's annuity starting date Executive will have a spouse who meets the requirements set forth in the Qualified Pension Plan for entitlement to automatic joint and survivor annuity benefits. For purposes of this Section 5.04(b), "actuarial present value" shall be calculated using the assumptions in effect, immediately prior to the events giving rise to the right to benefits under this Section 5.04(b), for purposes of calculating actuarial equivalence under the Qualified Pension Plan. The payment under this Section 5.04(b) shall be reduced, if Executive's employment has been terminated in anticipation of a Change in Control as described in clause (II) above, by the total amount of payments (if any) made to Executive and his spouse under the Excess Benefit Agreement between the date of termination of Executive's employment and the date of payment under this Section 5.04(b).

          (c) Section 4.01(d) shall be applied: (i) substituting the words "36 months" for "24 months" and (ii) eliminating the reference to life insurance or survivor benefits coverage and any free or reduced rate flight or other travel benefits or privileges to which Executive would otherwise be entitled under
Section 4.01(d) (which are dealt with in paragraphs (d) and (f) below). For purposes of computing amounts payable under Section 4.01(d) (as modified by the foregoing sentence), the present value referred to in such Section shall be determined by Northern Trust Retirement Consulting Inc. (the "Actuarial Firm") on the basis of such assumptions as the Actuarial Firm determines to be reasonable. In the event that the Actuarial Firm is serving as actuary for the Person effecting the Change in Control or is otherwise unavailable, Executive may appoint another nationally recognized actuarial firm to make the determinations required hereunder (which actuarial firm shall then be referred to as the Actuarial Firm hereunder). The Actuarial Firm shall provide its determination and detailed supporting calculations to both the Company and Executive within fifteen business days of the receipt of notice from Executive that a termination, or (if later) a Change in Control, has occurred giving rise to the right to benefits under this Section 5.04, or such earlier time as is requested by the Company. All fees and expenses of the Actuarial Firm shall be borne solely by


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the Company. If Executive's employment has been terminated in anticipation of a
Change in Control as described in clause (II) above, and the Company has paid Executive the cash present value of any coverage or benefits (other than life insurance or survivor benefits coverage, or free or reduced rate flight or other travel benefits or privileges) to which Executive or his eligible family members would otherwise have been entitled under Section 4.01(d), the payments otherwise due Executive under this Section 5.04(c) shall be reduced by the total amount of such cash present value so paid to Executive.

          (d) The Company shall provide Executive with the more valuable (based on the present value of the premium cost therefor under commercially available policies) of (i) any life insurance or survivor benefits coverage to which Executive would otherwise be entitled under Section 4.01(d), or (ii) a fully paid-up term life insurance policy (with premiums pre-paid for the remainder of Executive's life) on Executive's life, providing Executive's beneficiaries with a death benefit of $50,000. In addition, if Executive is eligible for early or normal retirement benefits under the Qualified Pension Plan as of the date of termination of Executive's employment, the Company shall provide Executive a fully paid-up term life insurance policy (with premiums pre-paid for the remainder of Executive's life) on Executive's life providing Executive's beneficiaries with a death benefit of two times Executive's Reference Salary. For purposes of determining Executive's entitlement to the life insurance policy described in the preceding sentence, Executive shall be credited with three extra years of age and service. If Executive's employment has been terminated in anticipation of a Change in Control as described in clause (II) above and the Company has paid Executive the cash present value of any life insurance or survivor benefits coverage to which Executive or his eligible family members became entitled under Section 4.01(d), any payments otherwise due Executive under this Section 5.04(d) shall be reduced by the total amount of such cash present value so paid to Executive.

          (e) The Company shall pay (or cause the Deferred Compensation Trust to pay) to Executive a lump sum, in cash, equal to the balance of Executive's accounts under the Deferred Compensation Plan.

          (f) In lieu of any free or reduced rate flight or other travel benefits or privileges to which Executive would otherwise be entitled under
Section 4.01(d), but without limitation upon any retiree flight privileges for which Executive may otherwise qualify, Executive and Executive's spouse, for the remainder of their respective lives, and Executive's dependent children, for so long as they are under age 18 (or under age 23 if a full-time student), shall be entitled to free system- wide flight privileges on Company flights to any location which the Company serves. Such privileges shall entitle Executive, Executive's spouse and Executive's dependent children to unlimited positive space (or space available, at Executive's option) first-class tickets, but Executive's dependent children shall


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not be entitled to first-class privileges if under age 8; provided further that all of such flight privileges shall otherwise be subject to the same conditions and restrictions as pertain from time to time to the flight privileges generally provided by the Company to its retirees. If Executive's employment has been terminated in anticipation of a Change in Control as described in clause (II) above and the Company has paid Executive the cash present value of any free or reduced rate flight or other benefits or privileges to which Executive or his eligible family members became entitled under Section 4.01(d), any payments otherwise due Executive under this Section 5.04 shall be reduced by the total amount of such cash present value so paid to Executive.

          (g) Section 4.01(e) shall be applied (i) substituting "third anniversary" for "second anniversary" and (ii) if Executive has earned at least ten years of continuous service under the Qualified Pension Plan as of the date of termination of employment (after crediting Executive with three additional years of service credit) the Company shall pay Executive a lump sum, in cash, equal to the present value (as of the date of the termination of employment) of any premium imposed solely because of early retirement.

          (h) If Executive's employment has terminated in anticipation of a Change in Control as described in clause (II), above, the Company shall pay Executive the amount that would have been payable to him under Section 5.02 had the Change in Control occurred as of the date of termination of his employment; provided, however, that the payment under this Section 5.04(h) shall be reduced by any payments previously made to Executive under the Company's annual and long-term incentive plans and programs, and under this Agreement, with respect to performance-based incentive compensation (other than stock options and stock appreciation rights) for the periods referred to in clauses (i) and (ii) of
Section 5.02.

         SECTION 5.05. Definition of Disability. After the occurrence of a Change in Control, the term "Disability," as used in Article 4, shall mean Long-Term Disability, as such term is defined in the Disability Plan.



                                    ARTICLE 6

                              CERTAIN TAX PAYMENTS

         SECTION 6.01. Gross-Up Payment. In the event Executive becomes entitled to benefits under Section 4.01 or Article 5 hereof, the Company shall pay



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to Executive an additional lump sum payment (the "Gross-Up Payment"), in cash, equal to the sum of the amounts, if any, described in paragraphs A and B below:

           A. Executive shall be entitled under this paragraph to the sum of (i) the present value of all of Executive's applicable Federal, state and local taxes arising due to payments or coverage provided under Sections 4.01(d) or 4.01(e), to the extent such payments or coverage are provided in respect of benefits or coverage which, if provided to Executive while employed by the Company, would not have been taxable to Executive, and (ii) an additional amount such that after payment by Executive of all of Executive's applicable Federal, state and local taxes on such additional amount, Executive will retain an amount sufficient to pay the total of Executive's applicable Federal, state and local taxes arising due to the payment required pursuant to clause (i) above. For purposes of clause (i) above, present value shall be determined using the appropriate "applicable federal rate" promulgated by the Treasury Department under Code Section 1274(d) for the month in which the Gross-Up Payment is made, assuming that all taxes will be paid on the due date therefor (without regard to extensions).

           B. If any portion of the Severance Benefits or any other payment under this Agreement, or under any other agreement with or plan of the Company, including but not limited to stock options and other long-term incentives (in the aggregate "Total Payments") would be subject to the excise tax imposed by
Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled under this paragraph to an additional amount such that after payment by Executive of all of Executive's applicable Federal, state and local taxes, including any Excise Tax, imposed upon such additional amount, Executive will retain an amount sufficient to pay the Excise Tax imposed on the Total Payments.

The amounts payable under this Section 6.01 shall be paid by the Company as soon as practicable (but in no event more than 30 days) after the occurrence of the events giving rise to Executive's right to benefits under Section 4.01 or
Article 5.

         SECTION 6.02. Determinations. In the event of a Change in Control, all determinations required to be made under this Article 6, including the amount of the Gross-Up Payment, whether a payment is required under Paragraph B of Section 6.01, and the assumptions to be used in determining the Gross-Up Payment, shall be made by Arthur Andersen LLP (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within twenty business days of the receipt of notice from Executive that there has been an event giving rise to the right to benefits under Article 5, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for a Person effecting the Change in Control or is otherwise unavailable, Executive may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company.

         SECTION 6.03. Subsequent Redeterminations. Executive agrees (unless requested otherwise by the Company) to use reasonable efforts to contest in good faith any subsequent determination by the Internal Revenue Service that Executive owes an amount of Excise Tax greater than the amount previously determined under this Article 6; provided, that Executive shall be entitled to reimbursement by the Company of all fees and expenses reasonably incurred by Executive in contesting such determination. In the event the Internal Revenue Service or any court of competent jurisdiction determines that Executive owes an amount of Excise Tax that is either greater or less than the amount previously taken into account and paid under this Article 6, the Company shall promptly pay to Executive, or Executive shall promptly repay to the Company, as the case may be, the amount of such excess or shortfall. In the case of any payment that the Company is required to make to Executive pursuant to the preceding sentence (a "Later Payment"), the Company shall also pay to Executive an additional amount such that after payment by Executive of all of Executive's applicable Federal, state and local taxes on such additional amount, Executive will retain an amount sufficient to pay the total of Executive's applicable Federal, state and local taxes arising due to the Later Payment. In the case of any repayment of Excise Tax that Executive is required to make to the Company pursuant to the second sentence of this Section 6.03, Executive shall also repay to the Company the amount of any additional payment received by Executive from the Company in respect of applicable Federal, state and local taxes on such repaid Excise Tax, to the extent Executive is entitled to a refund of (or has not yet paid) such Federal, state or local taxes.



                                    ARTICLE 7

                           SUCCESSORS AND ASSIGNMENTS

         SECTION 7.01. Successors. The Company will require any successor (whether by reason of a Change in Control, direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the obligations under this Agreement in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place.

         SECTION 7.02. Assignment by Executive. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If Executive should die while any amount is owed but unpaid to Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid to Executive's devisee, legatee, or other designee, or if there is no such designee, to Executive's estate. Executive's rights hereunder shall not otherwise be assignable.



                                    ARTICLE 8

                                  MISCELLANEOUS

         SECTION 8.01. Notices. Any notice required to be delivered hereunder shall be in writing and shall be addressed if to the Company, to:

                  Delta Air Lines, Inc.
                  Hartsfield Atlanta International Airport
                  Post Office Box 20706
                  Atlanta, GA 30320-2534

                  Attn: General Counsel;

         if to Executive, to Executive's last known address as reflected on the books and records of the Company, with a copy to:

                  Vedder, Price, Kaufman & Kammholz
                  222 North LaSalle Street, Suite 2600
                  Chicago, Illinois 60601
                  Attention: Robert J. Stucker

or such other address as such party may hereafter specify for the purpose by written notice to the other party hereto. Any such notice shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 8.02. Legal Fees and Expenses. The Company shall pay all legal fees, costs of litigation, prejudgment interest, and other expenses which are reasonably incurred by Executive in connection with the negotiation and preparation of this Agreement or as a result of (i) the Company's refusal to provide benefits or other amounts in accordance herewith, (ii) the Company's (or any third party's) contesting the validity, enforceability, or interpretation of the Agreement, (iii) any conflict between the parties pertaining to this Agreement, (iv) Executive's contesting any determination by the Internal Revenue Service pursuant to Section 6.03, or (v) Executive's pursuing any claim under
Section 8.18 hereof. Notwithstanding the foregoing, in the case of any such fees, costs, interest or other expenses incurred prior to a Change in Control, Executive shall be entitled to payment hereunder only if Executive is successful to a material degree in the contest or dispute giving rise thereto.

         SECTION 8.03. Calculation of Taxes. For purposes of any provision of this Agreement requiring the payment by the Company of Executive's applicable Federal, state and local taxes with respect to any benefit or payment provided for hereunder, such Federal, state and local taxes shall be computed at the maximum marginal rates, taking into account the effect of any loss of personal exemptions resulting from receipt by Executive of such benefit or payment.

         SECTION 8.04. Arbitration. Executive and, unless a Change in Control shall have occurred, the Company shall have the right and option to elect (in lieu of litigation) to have any dispute or controversy arising under or in connection with this Agreement settled by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within 50 miles from the location of his job with the Company, in accordance with the rules of the American Arbitration Association then in effect. Executive's or the Company's election to arbitrate, as herein provided, and the decision of the arbitrators in that proceeding, shall be binding on the Company and Executive. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. All expenses of such arbitration, including the fees and expenses reasonably incurred by Executive, shall be borne by the Company.

         SECTION 8.05. Unfunded Agreement. Except to the extent otherwise provided in Article 5, the obligations of the Company under this Agreement represent an unsecured, unfunded promise to pay benefits to Executive and/or Executive's beneficiaries, and shall not entitle Executive or such beneficiaries to a preferential claim to any asset of the Company.

         SECTION 8.06. Confidential Information. Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company, or any of its subsidiaries, affiliates and businesses, which shall have been obtained by Executive pursuant to his employment by the Company or any of its subsidiaries and affiliates and which shall not have become public knowledge (other than by acts by Executive or his representatives in violation of this Agreement). After termination of Executive's employment with the Company, Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. After the occurrence of a Change in Control, in no event shall an asserted violation of the provisions of this Section 8.06 constitute a basis for deferring or withholding any amounts otherwise payable to Executive under this Agreement.

         SECTION 8.07. Non-Exclusivity of Benefits. Unless specifically provided herein, neither the provisions of this Agreement nor the benefits provided hereunder shall reduce any amounts otherwise payable, or in any way diminish Executive's rights as an employee of the Company, whether existing now or hereafter, under any compensation and/or benefit plans (qualified or nonqualified), programs, policies, or practices provided by the Company, for which Executive may qualify. Vested benefits or other amounts which Executive is otherwise entitled to receive under any plan, policy, practice, or program of the Company (i.e., including, but not limited to, vested benefits under the Qualified Pension Plan), at or subsequent to the date of termination of Executive's employment shall be payable in accordance with such plan, policy, practice, or program except as expressly modified by this Agreement.

         SECTION 8.08. Compensation Taken Into Account. Severance Benefits provided hereunder (other than, to the extent applicable, amounts payable pursuant to Sections 4.01(a), 4.01(c) and 5.02) shall not be considered for purposes of determining Executive's benefits under any other plan or program of the Company (including without limitation the Qualified Pension Plan and the Excess Benefit Agreement).

         SECTION 8.09. Employment Status. Nothing herein contained shall interfere with the Company's right to terminate Executive's employment with the Company at any time, with or without Cause, subject to the Company's obligation to provide such Severance Benefits and other amounts as may be required hereunder.

         SECTION 8.10. Mitigation. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by Executive as a result of employment by another employer.

         SECTION 8.11. No Set-Off. The Company's obligations to make all payments and honor all commitments under this Agreement shall be absolute and unconditional and shall not be affected by any circumstances including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against Executive, except that offsets for amounts previously paid shall be permitted to the extent expressly provided in Sections 4.01(c) and 5.04.

         SECTION 8.12. Entire Agreement. This Agreement, together with the Exhibits hereto, represents the entire agreement between the parties with respect to Executive's employment and/or severance rights upon a Change in Control, and supersedes all prior discussions, negotiations, and agreements concerning such rights, including, but not limited to, any prior severance agreement made between Executive and the Company.

         SECTION 8.13. Tax Withholding. Notwithstanding anything in this Agreement to the contrary, the Company shall withhold from any amounts payable under this Agreement all federal, state, city, or other taxes as are legally required to be withheld.

         SECTION 8.14. Waiver of Rights. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

         SECTION 8.15. Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

         SECTION 8.16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without reference to principles of conflict of laws.

         SECTION 8.17. Counterparts. This Agreement may be signed in several counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

         SECTION 8.18. Claim Review Procedure. If Executive is denied benefits under this Agreement, Executive may request, in writing, a review of the denial by the Company or its designee within 60 days of receiving written notice of the denial. The Company shall respond in writing to a written request for review within 90 days of receipt of such request. Neither the claim procedure set forth in this Section 8.18 nor Executive's failure to adhere to such procedure shall derogate from Executive's right to enforce this Agreement through legal action, including arbitration as provided in Section 8.04.

         SECTION 8.19. Indemnification. The Company shall indemnify Executive (and Executive's legal representatives or other successors) to the fullest extent permitted by the Certificate of Incorporation and By-Laws of the Company, as in effect at such time or on the Effective Date, or by the terms of any indemnification agreement between the Company and Executive, whichever affords or afforded greater protection to Executive, and Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers (and to the extent the Company maintains such an insurance policy or policies, Executive shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company officer or director), against all costs, charges and expenses whatsoever incurred or sustained by Executive or Executive's legal representatives at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which Executive (or Executive's legal representatives or other successors) may be made a party by reason of Executive's being or having been a director, officer or employee of the Company, or any Subsidiary or Executive's serving or having served any other enterprise as a director, officer, employee or fiduciary at the request of the Company.



                                    ARTICLE 9

                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meanings set forth below.

         "Accounting Firm" has the meaning accorded such term in Section 6.02.

         "Accrued Benefits" has the meaning accorded such term in Section
4.01(a).

         "Actuarial Firm" has the meaning accorded such term in Section 5.04(c).

         "Affiliate" and "Associate" have the respective meanings accorded to such terms in Rule 12b-2 under the Exchange Act as in effect on the Effective Date.

         "Agreement Term" has the meaning accorded such term in Section 1.01.

         "Base Salary" means, at any time, the then-regular annual rate of pay which Executive is receiving as annual salary.

         "Beneficial Ownership." A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," securities pursuant to Rule 13d-3 under the Exchange Act as in effect on the Effective Date.

         "Board" has the meaning accorded such term in the first "Whereas" clause of this Agreement.

         "Cause" means the occurrence of any one or more of the following:

                  (a) A demonstrably willful and deliberate act or failure to act by Executive (other than as a result of incapacity due to physical or mental illness) which is committed in bad faith, without reasonable belief that such action or inaction is in the best interests of the Company, and which act or inaction is not remedied within fifteen business days of written notice from the Company; or

                  (b) Executive's conviction for committing an act of fraud, embezzlement, theft, or any other act constituting a felony involving moral turpitude.

         Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote (which cannot be delegated) of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive is guilty of conduct set forth above in clauses (a) or (b) of this definition and specifying the particulars thereof in detail.

         "Change in Control" means, and shall be deemed to have occurred upon, the first to occur of any of the following events:

                  (a) Any Person (other than an Excluded Person) acquires, together with all Affiliates and Associates of such Person, Beneficial Ownership of securities representing 20% or more of the combined voting power of the Voting Stock then outstanding, unless such Person acquires Beneficial Ownership of 20% or more of the combined voting power of the Voting Stock then outstanding solely as a result of an acquisition of Voting Stock by the Company which, by reducing the Voting Stock outstanding, increases the proportionate Voting Stock beneficially owned by such Person (together with all Affiliates and Associates of such Person) to 20% or more of the combined voting power of the Voting Stock then outstanding; provided, that if a Person shall become the Beneficial Owner of 20% or more of the combined voting power of the Voting Stock then outstanding by reason of such Voting Stock acquisition by the Company and shall thereafter become the Beneficial Owner of any additional Voting Stock which causes the proportionate voting power of Voting Stock beneficially owned by such Person to increase to 20% or more of the combined voting power of the Voting Stock then outstanding, such Person shall, upon becoming the Beneficial Owner of such additional Voting Stock, be deemed to have become the Beneficial Owner of 20% or more of the combined voting power of the Voting Stock then outstanding other than solely as a result of such Voting Stock acquisition by the Company;

                  (b) During any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority of Directors then constituting the Board;

                  (c) A reorganization, merger or consolidation of the Company is consummated, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock outstanding immediately prior to such reorganization, merger or consolidation, (ii) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the voting power of the outstanding Voting Stock) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                  (d) The shareholders of the Company approve (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to any corporation with respect to which, immediately following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock outstanding immediately prior to such sale or other disposition of assets, (B) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the voting power of the outstanding Voting Stock) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

         Notwithstanding the foregoing, in no event shall a "Change in Control" be deemed to have occurred (i) as a result of the formation of a Holding Company or (ii) with respect to Executive, if Executive is part of a "group," within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the Effective Date, which consummates the Change in Control transaction. In addition, for purposes of the definition of "Change in Control" a Person engaged in business as an underwriter of securities shall not be deemed to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

         "Change Period" has the meaning accorded such term in Section 1.03.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning accorded such term in the introductory paragraph of this Agreement.

         "Compensation Committee" has the meaning accorded such term in
Section 3.01.

         "Deferred Compensation Plan" means the Company's Executive Deferred Compensation Plan (or any similar successor plan adopted by the Company), as in effect immediately prior to a Change in Control.

         "Current Residence" has the meaning accorded such term in Section 3.05(b).

         "Deferred Compensation Trust"  has the meaning accorded such term in
Section 5.01(a).

         "Disability" means, except to the extent modified pursuant to Section 5.05, Executive's inability due to physical or mental incapacity for a period of six consecutive months or for an aggregate of nine months in any 18 consecutive month period substantially to perform his duties hereunder.

         "Disability Plan" means the Delta Family-Care Disability and Survivorship Plan (or any successor disability and/or survivorship plan adopted by the Company), as in effect immediately prior to a Change in Control (subject to changes in coverage levels applicable to all employees generally covered by such Plan).

         "Earliest Retirement Date" means the earliest date, after the date of termination of Executive's employment, as of which Executive would be eligible to commence receiving retirement benefits under the Qualified Pension Plan.

         "Effective Date" has the meaning accorded such term in the introductory paragraph of this Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Excess Benefit Agreement" has the meaning accorded such term in
Section 3.04.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excise Tax" has the meaning accorded such term in Section 6.01.

         "Excluded Person" means (i) the Company; (ii) any of the Company's Subsidiaries; (iii) any Holding Company; (iv) any employee benefit plan of the Company, any of its Subsidiaries or a Holding Company; or (v) any Person organized, appointed or established by the Company, any of its Subsidiaries or a Holding Company for or pursuant to the terms of any plan described in clause
(iv).

         "Executive" has the meaning accorded such term in the introductory paragraph of this Agreement.

         "Fiscal Year" means a fiscal year of the Company.

         "Good Reason" means the occurrence of any one or more of the following, unless (in the case of the events described in Paragraphs (a) through (e)) Executive has expressly consented in writing thereto:

                  (a) The assignment to Executive of duties inconsistent with Executive's authorities, duties, titles, responsibilities and status as an officer of the Company, or a reduction or alteration in the nature or status of Executive's authorities, duties, titles or responsibilities, from those in effect as of the Effective Date and described in Section 2.01; other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by Executive;

                  (b) The Company's requiring Executive to be based at a location in excess of 50 miles from Executive's principal job location or office on the later of (i) the Effective Date or (ii) immediately prior to the Reference Date; except for required travel on the Company's business to an extent consistent with Executive's business travel obligations on the later of (i) the Effective Date or (ii) immediately prior to the Reference Date;

                  (c) A reduction by the Company of Executive's Base Salary as in effect on the later of (i) the Effective Date or (ii) the Reference Date (other than pursuant to a reduction by a uniform percentage of the salary of all full-time domestic employees of the Company who are not subject to a collective bargaining agreement); or a reduction in Executive's short-term or long-term incentive compensation opportunities under the executive incentive compensation plans of the Company for which Executive is eligible as in effect on the later of (i) the Effective Date or (ii) the Reference Date;

                  (d) The failure by the Company to keep in effect compensation, retirement, health and welfare benefits, or perquisite programs under which Executive receives benefits substantially similar, in the aggregate, to the benefits under such programs as exist on the later of
         (i) the Effective Date or (ii) immediately prior to the Reference Date (other than pursuant to an equivalent reduction in such benefits of all full-time domestic employees of the Company who are not subject to a collective bargaining agreement); or the failure of the Company to meet the funding requirements, if any, of any of such programs;

                  (e) Any material breach by the Company of its obligations under this Agreement or any failure of a successor of the Company to assume and agree to perform the Company's entire obligations under this Agreement, as required by Article 7 herein, provided that such successor has received at least ten days written notice from the Company or Executive of the requirements of Article 7;

                  (f) The expiration of the Agreement Term; or

                  (g) The termination by Executive of his employment with the Company during the sixty-day period commencing on the first anniversary of a Change in Control.

         "Gross-Up Payment" has the meaning accorded such term in Section 6.01.

         "Holding Company" means an entity that becomes a holding company for the Company or its businesses as a part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding Voting Stock.

         "Later Payment" has the meaning accorded such term in Section 6.03.

         "Medical Plans" means the DeltaFlex and the Delta Family-Care Medical Plans (or any successor medical plans adopted by the Company), as in effect immediately prior to a Change in Control (subject to changes in coverage levels applicable to all employees generally covered by such Plans).

         "Person" means an individual, corporation, partnership, association, trust or any other entity or organization.

         "Qualified Pension Plan" means the Delta Family-Care Retirement Plan (or any successor qualified defined benefit retirement plan adopted by the Company).

         "Reference Date" means the earlier to occur of (i) a Change in Control and (ii) the date 90 days prior to the termination of Executive's employment.

         "Reference Incentive Compensation Award" means:

                  (a) for purposes of Section 5.02 hereof, the greater of the target annual incentive compensation award or bonus (A) for the Company's most recently completed Fiscal Year prior to the Change in Control and (B) for the Company's Fiscal Year that includes the Change in Control.

                  (b) for all other purposes hereunder, the greater of (A) the target annual incentive compensation award or bonus most recently established prior to the termination of Executive's employment and (B) the actual annual incentive compensation award or bonus for the Company's most recently completed Fiscal Year prior to the termination of employment.

         For purposes of both parts (a) and (b) of this definition, the "target annual incentive compensation award or bonus" with respect to any Fiscal Year shall be determined by multiplying the target salary percentage applicable to Executive for such year by the Reference Salary.

         "Reference Long-Term Award" means, for each performance period that includes the date of a Change in Control under a long-term incentive plan maintained by the Company, the greater of (i) the actual award payable to Executive for such performance period, calculated as if such performance period had ended on the date of the Change in Control and (ii) the target award payable to Executive for such performance period.

         "Reference Salary" means Executive's annual rate of Base Salary as in effect upon the date of termination of Executive's employment or, in the event of such a termination during the Change Period, immediately prior to the Change in Control, if higher.

         "Severance Benefits" has the meaning accorded such term in
Section 4.01.

         "Stock Incentive Plan" means the Company's 1989 Stock Incentive Plan.

         "Subsidiary" of any Person means any other Person of which securities or other ownership interests having voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

         "Supplemental Retirement Benefit" has the meaning accorded such term in
Section 3.04(a).

         "Total Payments" has the meaning accorded such term in Section 6.01.

         "Trust Instrument"  has the meaning accorded such term in Section
5.01(c).

         "Voting Stock" means securities of the Company entitled to vote generally in the election of members of the Board.

         IN WITNESS WHEREOF, the Company and Executive have executed this Agreement, to be effective as of the day and year first written above.



EXECUTIVE                                          Delta Air Lines, Inc.

/s/ Leo F. Mullin                                  By: /s/ Gerald Grinstein
--------------------------                         -------------------------
Leo F. Mullin                                      Name:  Gerald Grinstein
                                                   Title: Chairman of the Board

                                                                     EXHIBIT A

                     SENIOR OFFICER EXCESS BENEFIT AGREEMENT

     THIS EXCESS BENEFIT AGREEMENT ("Agreement") is made and entered into as of the 14th day of August, 1997, by and between DELTA AIR LINES, INC. (hereinafter the "Company") and Leo F. Mullin (hereinafter "Key Employee"):

WITNESSETH:

     WHEREAS, the Company has implemented the 1991 Delta Excess Benefit Plan, and the Delta Supplemental Excess Benefit Plan, both as amended (collectively referred to as the "Plans"), and has entered into an Employment Agreement with Key Employee (the "Employment Agreement"); and

     WHEREAS, the Company believes it is in the best interest of the Company in seeking to assure itself of Key Employee's best efforts in the future to provide for the payment of full retirement and other benefits to the Key Employee; and

     WHEREAS, the Company has agreed in the Employment Agreement to provide Key Employee with specified retirement benefits, as described herein; and

     WHEREAS, various sections of the Internal Revenue Code of 1986 (the "Code"), including, but not limited to, Sections 79, 401(a)(4), 401(a)(17), 415, and 505(b) restrict either: (i) compensation that may be taken into account in determining benefits under a qualified pension plan; (ii) benefits that can be paid from qualified pension plans; (iii) compensation that may be taken into account in determining benefits for participants in a Voluntary Employee Beneficiary Association ("VEBA") described in-Section 501(c)(9) of the Code; or
(iv) restrict benefits that can be paid from a VEBA (such limitations collectively or individually hereinafter referred to as the "Restrictions"); and

     WHEREAS, the Company wishes to make up under this Agreement any reduction in Key Employee's disability or survivor benefits under the Delta Family-Care Disability and Survivorship Plan (the "Disability and Survivorship Plan") which results from the Restrictions, or any other applicable laws, statutes, or regulations which restrict in any way the benefits that can be paid from a VEBA; and

     WHEREAS, the Board of Directors of the Company has authorized post-retirement life insurance benefits for senior officers in excess of the coverage provided to other employees of the Company through the Basic Lump Sum Death Benefit under the Disability and Survivorship Plan; and

     WHEREAS, certain restrictions imposed by the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA") prohibit the Company from providing post-retirement life insurance benefits to officers in excess of that provided to other employees of the Company; and

     WHEREAS, the Company wishes to make up any such loss of group life insurance coverage for Key Employee which cannot be provided because of the TEFRA restrictions;

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Certain Requirements Not Applicable. The parties specifically acknowledge that this Agreement is exempt from certain provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") including, but not limited to, parts 2, 3 and 4 of Subtitle B of Title 1 of ERISA and is also subject to limited reporting and disclosure requirements of part 1 of Subtitle B of Title 1 of ERISA.

     2. Incorporation of the Retirement Plan and the Disability and Survivorship Plan. The terms of the Delta Family-Care Retirement Plan (the "Retirement Plan") and the Disability and Survivorship Plan are hereby incorporated into this Agreement by reference, except that changes in those plans which reduce benefits (except such changes as may be required by law) shall be incorporated as to Key Employee only if advance notice of such proposed reduction is given to the Key Employee and the Key Employee agrees to an amendment of this Agreement to incorporate the benefit reduction. The incorporation of the Retirement Plan and the Disability and Survivorship Plan is not intended to modify any provision of this Agreement, and the benefits provided hereunder shall be governed only by the provisions hereof. Unless indicated otherwise, capitalized terms used in this Agreement shall have the meaning given those terms in the Retirement Plan and Disability and Survivorship Plan.

     3.   Supplemental Retirement Income.

          (a) Upon termination of his employment with the Company, in addition to retirement income which Key Employee might be eligible to receive through his participation in the Plans, and subject to the vesting provision in Section 3(c) below, Key Employee will be entitled to receive from the Company supplemental retirement income ("Supplemental Retirement Income") which will provide Key Employee with an aggregate retirement benefit (taking into account the amounts offset as described in Section 3(b) below) in an annual amount (in the form of an unreduced joint and 50% survivor annuity) equal to the aggregate retirement benefits that would have accrued to the benefit of Key Employee under the Retirement Plan and the Plans (which shall provide benefits substantially equivalent to those described in the excerpt from the Company's 1996 Proxy Statement attached as Exhibit 1 hereto (disregarding references to plans maintained primarily for pilots), without regard to any changes after the date of such Proxy Statement), calculated crediting Key Employee with 22 years of service credit plus the number of years of service credit attributable to Key Employee's service with the Company after the date hereof, and calculated without regard to any waiting period which might otherwise apply with respect to the accrual of benefits under the Retirement Plan and the Plans.

          (b) The amount of the Supplemental Retirement Income will be offset by (i) the benefits provided Key Employee under any qualified defined benefit retirement plans of the Company, including but not limited to the Retirement Plan; (ii) benefits provided Key Employee under any nonqualified defined benefit retirement plans of the Company, including but not limited to the Plans; and (iii) Social Security benefits and other amounts for which and to the extent offset is provided for under the Retirement Plan. In the event Key Employee commences receiving the Supplemental Retirement Income on or after his attainment of age 60, the Supplemental Retirement Income (prior to actuarial conversion to the form of benefit elected by Key Employee) will be paid without reduction for early commencement. In the event Key Employee commences receiving the Supplemental Retirement Income prior to his attainment of age 60, the Supplemental Retirement Income (prior to actuarial conversion to the form of benefit elected by Key Employee) will be subject to a reduction of 0.25% for each whole or partial month by which 60 years exceeds Key Employee's age as of such commencement of benefits.

          (c) Except as otherwise expressly provided in the Employment Agreement, Key Employee's right to Supplemental Retirement Income will be wholly unvested until August 14, 2000, on which date, provided Key Employee remains employed by the Company until such date, such Income will become fully vested. Unless Key Employee's right to Supplemental Retirement Income shall have previously or thereupon become vested, Key Employee's rights thereto will be forfeited upon termination of his employment with the Company prior to August 14, 2000.

          (d) If Key Employee dies after the date hereof but before Supplemental Retirement Income becomes payable, his spouse will receive a survivor annuity for her life equal to 50% of the aggregate annual benefit amount which would have been payable to Key Employee under this Section 3 if he had terminated his employment for Good Reason (as defined in the Employment Agreement) on the date immediately before his death (without regard to the additional two or three years of credited service described in Sections 4.01(f) and 5.04(b) of the Employment Agreement), but such survivor annuity will be reduced by the amount of (i) any pre-retirement survivor benefit payable under the Company's qualified and nonqualified defined benefit retirement plans (including but not limited to the Retirement Plan and the Plans) and (ii) survivor benefits under the Company's Disability and Survivorship Plan.

     4. Supplemental Disability Income. Subject to Section 8, the Company agrees to pay Key Employee at the time set forth below a supplemental monthly disability income ("Supplemental Disability Income") equal to (a) minus (b), where

          (a) equals the monthly disability benefit which the Key Employee would receive under the Disability and Survivorship Plan beginning on the Benefit Commencement Date (as defined below) if the Restrictions were not in effect and taking into account his or her elections under the Delta Air Lines, Inc. DELTAFLEX Plan; and

          (b) equals the monthly disability benefit to which the Key Employee actually receives from the Disability and Survivorship Plan beginning on the Benefit Commencement Date, taking into account his or her elections under the Delta Air Lines, Inc.
               DELTAFLEX Plan.

The amount of Supplemental Disability Income paid under this Agreement will be adjusted as permitted under the Delta Air Lines, Inc. DELTAFLEX Plan, and if the amount in (b) above increases or decreases as a result of a change in the Restrictions.

     5. Supplemental Monthly Survivor Income. Subject to Section 8, the Company agrees to pay to Eligible Family Member(s) (as defined in the Disability and Survivorship Plan) of Key Employee at Key Employee's death a supplemental monthly survivor income ("Supplemental Survivor Income") equal to (a) minus (b), where

          (a) equals the monthly survivor benefit which the Eligible Family Member(s) of Key Employee would receive under the Disability and Survivorship Plan beginning on the Benefit Commencement Date (as defined below) without considering any Restrictions on any benefit plan; and

          (b) equals the monthly survivor benefit which the Eligible Family Member(s) of Key Employee actually receives under the terms of the Disability and Survivorship Plan.

The amount of Supplemental Survivor Income paid under this Agreement will be adjusted as permitted under the Disability and Survivorship Plan and the Code to account for, inter alia, changes in the number of Eligible Family Members.

     6. Benefit Commencement Date; Cessation of Benefits. Subject to Section 18 (Change in Control), the Company shall commence payment of the Supplemental Retirement Income as of the Benefit Commencement Date under the Retirement Plan and the Supplemental Disability or Survivor Income as of the Benefit Commencement Date under the Disability and Survivorship Plan. Subject to Section 18, Benefit Commencement Date under this Agreement shall mean the day that the retirement income benefit, disability benefit or survivor benefit, as the case may be, commences under the Retirement Plan or Disability and Survivorship Plan with respect to Key Employee or his Spouse, or Eligible Family Member(s); Supplemental Retirement Income will cease upon the death of the last to die of Key Employee or, if applicable, his Spouse, or if changes in the Restrictions permit the full benefit due under Section 3 hereof to be paid from the Retirement Plan and the Retirement Plan assumes such full payment, or if full payment of retirement benefits due hereunder have already been made. Supplemental Disability Income will cease if the full benefit due under the Disability and Survivorship Plan may be paid from that Plan and the Disability and Survivorship Plan assumes such full payment or when the Key Employee is no longer eligible for disability benefits under that Plan. Supplemental Survivor Income will cease if the full benefit due under the Disability and Survivorship Plan may be paid from that Plan, and the Disability and Survivorship Plan assumes full payment of the benefit amount or when there are no remaining Eligible Family Member(s) under that Plan. Subject to Section 18, all benefits (other than Supplemental Retirement Income benefits) payable hereunder may cease pursuant to Section 8 at any time.

     7. Supplemental Lump Sum Death Benefit. Subject to Section 8, the Company agrees to pay to the named beneficiary (as designated by Key Employee for the Basic Life Benefit under the Disability and Survivorship Plan) of Key Employee at Key Employee's death, a supplemental lump sum death benefit in the amount necessary to provide a total lump sum death benefit of $50,000 when combined with the Basic Life Benefit actually provided by the Disability and Survivorship Plan. Such benefit shall be taken into account in determining the Company's compliance with any provision of the Employment Agreement providing for the payment of life insurance benefits, and the Company's obligations under this
Section 7 shall be treated as discharged upon the purchase by the Company of a fully paid-up term life insurance policy on Key Employee's life pursuant to
Section 5.04 (d)(ii) of the Employment Agreement.

     8. Certain Restrictions. Subject to Section 18, or unless waived by the Committee under circumstances the Committee deems appropriate, if Key Employee terminates active employment with the Company prior to his Normal Retirement Date and within two years of such termination directly or indirectly provides management or executive services (whether as a consultant, advisor, officer or director) to any Person (as defined in Section 18) who is in direct and substantial competition with the air transportation business of the Company or any of its subsidiaries, then (a) if Supplemental Monthly Survivor Income or Supplemental Lump Sum Death benefits under this Agreement shall have not yet commenced, no such benefits shall be paid under this Agreement to Key Employee, his Spouse, Eligible Family Member or beneficiary; and (b) if Supplemental Monthly Survivor Income or Supplemental Lump Sum Death benefits under this Agreement have commenced, no further such benefits shall be paid. Because of the broad and extensive scope of the Company's air transportation business, the restrictions contained in this provision are intended to extend to management or executive services which are directly related to the provision of air transportation services into, within or from the United States, as no smaller geographical restriction will adequately protect the legitimate business interest of the Company.

     9. Funding of Benefit. Subject to Section 18 (Change in Control) the benefits provided by this Agreement shall be paid, as they become due, from the Company's general assets or by such other means as the Company deems advisable, including a trust or trusts established by the Company, provided however, if such trusts are established, benefits shall be payable from such trusts only as and to the extent provided therein. To the extent Key Employee acquires the right to receive payments from the Company under this Agreement, such right shall be no greater than that of a general creditor of the Company. The Company shall have complete discretion under this Agreement to account for and report, or to refrain from accounting for or reporting, its liabilities under this Agreement. In the event that the Company in its sole discretion establishes a reserve or bookkeeping account for the benefits payable under this Agreement, the Key Employee shall have no proprietary or security interest in any such reserve or account.

     10. Nonassignability of Benefits. No benefit payable under this Agreement may be assigned, transferred, encumbered or subjected to legal process for the payment of any claim against Key Employee, his Spouse, Eligible Family Member, or beneficiary.

     11. No Right to Continued Employment. Nothing in this Agreement shall be deemed to give Key Employee the right to be retained in the service of the Company or to deny the Company any right it may have to discharge Key Employee at any time, subject to the Company's obligation to provide benefits and amounts as may be required hereunder.

     12. Arbitration. The parties acknowledge that any claim or controversy arising out of this Agreement is subject to arbitration in accordance with the Employment Agreement.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without regard to its conflict of laws rules.

     14. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the parties hereto.

     15. Amendment. This writing and the Employment Agreement, including any terms or documents incorporated herein by reference, supersede any previous excess benefit agreement between Key Employee and the Company. This Agreement may not be modified orally, but only by writing signed by the parties hereto.

     16. Notice. All notices, requests, demands and other communications under this Agreement, shall be in writing and shall be delivered personally (including by courier) or mailed by certified mail, return receipt requested. Refusal to acknowledge receipt of such notice shall constitute receipt of such notice upon the date it is returned to the sender. Any notice under this Agreement shall be sent to Key Employee, Spouse, his Eligible Family Member or beneficiary at the last known address of such person as reflected in the Company's records. Notice to the Company or the Committee shall be sent to:

             Delta Air Lines, Inc.
             Law Department
             1030 Delta Boulevard
             Atlanta, Georgia 30320

             Attention: Robert S. Harkey,
                        Senior Vice President - General Counsel

     17. Form of Payment. If Key Employee becomes entitled to Supplemental Retirement Income under this Excess Benefit Agreement, such benefit shall automatically be paid in the identical form that benefits are payable under the Retirement Plan, subject to actuarial adjustment in accordance with the Retirement Plan, commencing with the date payments under the Retirement Plan begin.

     18. Change in Control. Notwithstanding anything in this Agreement to the contrary, in the event a Change in Control (as defined below) occurs, the Company shall, if not previously established, establish a grantor trust (the "Trust") to provide benefits payable under this Agreement. Subject to the following paragraph, the Company shall promptly cause to be irrevocably deposited in such Trust for the benefit of Key Employee and his or her beneficiaries, on the terms set forth below, an amount equal to the balance as of the date of such deposit of Key Employee's accrued benefit under this Agreement, regardless of whether such benefit is vested. From and after the date of such Change in Control, the Company shall cause to be irrevocably deposited in the Trust any additional accruals under this Agreement, regardless of whether such benefit is vested.

     The instrument governing the Trust shall, to the extent reasonably necessary to assure that this Agreement will continue to be treated as "unfunded" for purposes of ERISA and the Code, provide that upon insolvency of the Company, the assets of the trust will be subject to the claims of the Company's general creditors. The Trust instrument shall provide that in all other respects the assets of the Trust will be maintained for the exclusive benefit of Key Employee and his or her beneficiaries, and will otherwise be subject to all fiduciary and other requirements of applicable state trust law.

     In addition, in the event Employee's employment terminates under circumstances in which Section 5.04 of the Employment Agreement applies,
Section 8 of this Agreement shall be deemed waived. Further, the timing and payments of any retirement benefits to be provided hereunder shall be governed by, and subject to, the terms of the Employment Agreement to the extent such Agreement provides for accelerated payments of retirement benefits otherwise payable under this Agreement.

     For purposes of this Agreement, "Change in Control" means, and shall be deemed to have occurred upon, the first to occur of any of the following events:

          (a) Any Person (other than an Excluded Person) acquires, together with all Affiliates and Associates of such Person, Beneficial Ownership of securities representing 20% or more of the combined voting power of the Voting Stock then outstanding, unless such Person acquires Beneficial Ownership of 20% or more of the combined voting power of the Voting Stock then outstanding solely as a result of an acquisition of Voting Stock by the Company which, by reducing the Voting Stock outstanding, increases the proportionate Voting Stock beneficially owned by such Person (together with all Affiliates and Associates of such Person) to 20% or more of the combined voting power of the Voting Stock then outstanding; provided, that if a Person shall become the Beneficial Owner of 20% or more of the combined voting power of the Voting Stock then outstanding by reason of such Voting Stock acquisition by the Company and shall thereafter become the Beneficial Owner of any additional Voting Stock which causes the proportionate voting power of Voting Stock beneficially owned by such Person to increase to 20% or more of the combined voting power of the Voting Stock then outstanding, such Person shall, upon becoming the Beneficial Owner of such additional Voting Stock, be deemed to have become the Beneficial Owner of 20% or more of the combined voting power of the Voting Stock then outstanding other than solely as a result of such Voting Stock acquisition by the Company;

          (b) During any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority of Directors then constituting the Board;

          (c) A reorganization, merger or consolidation of the Company is consummated, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all OF the individuals and entities who were the beneficial owners of the Voting Stock outstanding immediately prior to such reorganization, merger or consolidation, (ii) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the voting power of the outstanding Voting Stock) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

               (d) The shareholders of the Company approve (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to any corporation with respect to which, immediately following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock outstanding immediately prior to such sale or other disposition of assets, (B) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the voting power of the outstanding Voting Stock) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

Notwithstanding the foregoing, in no event shall a "Change in Control" be deemed to have occurred (i) as a result of the formation of a Holding Company, or (ii) with respect to Key Employee, if Key Employee is part of a "group," within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the Effective Date, which consummates the Change in Control transaction. In addition, for purposes of the definition of "Change in Control" a Person engaged in business as an underwriter of securities shall not be deemed to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

     As used in the above definition, "Person" shall mean an individual, corporation, partnership, association, trust or any other entity or organization. "Excluded Person" means (i) the Company; (ii) any of the Company's Subsidiaries; (iii) any Holding Company; (iv) any employee benefit plan of the Company, any of its Subsidiaries or a Holding Company; or (v) any Person organized, appointed or established by the Company, any of its Subsidiaries or a

Holding Company for or pursuant to the terms of any plan described in clause
(iv). "Affiliate" and "Associate" have the respective meanings accorded to such terms in Rule 12b-2 under the Exchange Act as in effect on the Effective Date. A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," securities pursuant to Rule 13d-3 under the Exchange Act as in effect on the Effective Date. "Voting Stock" means securities of the Company entitled to vote generally in the election of members of the Board. "Board" means the Board of Directors of the Company. "Exchange Act" means the Securities Exchange Act of 1934. "Holding Company" means an entity that becomes a holding company for the Company or its businesses as a part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding Voting Stock.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the date first set forth above.

                                            DELTA AIR LINES, INC.



                                            By:
                                               ---------------------------------
                                               Gerald Grinstein
                                               Chairman of the Board



                                            KEY EMPLOYEE


                                            ------------------------------------
                                            Leo F. Mullin

                                                                       EXHIBIT B

                    NONQUALIFIED STOCK OPTION AWARD AGREEMENT
                       UNDER THE 1989 STOCK INCENTIVE PLAN

                                 August 14, 1997

Leo F. Mullin
President & Chief Executive Officer

         The 1989 Stock Incentive Plan of Delta Air Lines, Inc., as amended ("Plan"), is intended as an inducement for officers, executives and key employees of Delta Air Lines, Inc. (the "Company") to continue in the employment of the Company, and to provide a greater incentive to such employees to make material contributions to the Company's success by increasing their proprietary interest in the Company through increased direct stock ownership. The Plan, which provides for certain awards to eligible employees, is administered by the Personnel & Compensation Committee of the Board of Directors (the "Committee"). Pursuant to the Plan, the Committee selected you to receive an award of a Nonqualified Stock Option under the Plan, effective as of the close of business on August 14, 1997, and has instructed me, on behalf of the Company, to provide this Agreement to you.

         In consideration of the mutual covenants herein contained and for other good and valuable consideration, the Company and you as an employee of the Company (hereinafter called "Employee"), do hereby agree as follows:

         1. The Company hereby grants to Employee a Nonqualified Stock Option ("Stock Option") covering 500,000 shares of Stock, as defined in the Plan, a copy of which has been furnished to Employee. This award is in all respects made subject to the terms and conditions of the Plan and, by signing and returning a copy of this Agreement to the Secretary of the Company, Employee acknowledges that he has read this Agreement and the Plan and agrees to all of the terms and conditions thereof for himself, any designated beneficiary and his heirs, executors, administrators or personal representative. Terms used in this Agreement which are defined in the Plan shall have the meanings set forth in the Plan. In the event of any conflict between the Plan and this Agreement, the Plan shall control. Employee also acknowledges receipt of the Prospectus dated January 26, 1995, relating to the Plan.

         2. The Option Price of the Stock Option covered by this award shall be $88.3125 per share, which price was the opening price of the Stock on the New York Stock Exchange (the "NYSE") on the date of this award.

         3. Subject to the terms and conditions of the Plan and the other provisions of this Agreement, the Stock Option shall become exercisable in installments as follows, provided Employee continues to be employed by the Company on the dates indicated:

             Number of Shares with
            Respect to which Option
           First Becomes Exercisable                        Date
           -------------------------                        ----
                  200,000                              August 14, 1998
                  100,000                              August 14, 1999
                  100,000                              August 14, 2000
                  100,000                              August 14, 2001

In the event of the occurrence prior to August 14, 2001 of (i) a Change in Control or (ii) the termination of Employee's employment (A) by the Company without Cause, or (B) by Employee with Good Reason, the Stock Option shall immediately become fully exercisable. In the event of the termination of Employee's employment for any other reason prior to August 14, 2001, Employee shall forfeit that portion of the Stock Option attributable to Shares with respect to which the Stock Option has not previously become exercisable pursuant to this Paragraph 3. For purposes of this Agreement, the terms "Change in Control," "Cause" and "Good Reason" shall have the respective meanings assigned such terms for purposes of the Employment Agreement between Employee and the Company dated as of August 14, 1997.

         4. Subject to the terms and conditions of the Plan and Paragraph 8 below, the Stock Option granted to Employee herein may be exercised during the period beginning as set forth in Paragraph 3 above and ending August 13, 2007, except as provided in Sections 5 and 10 of the Plan. In the event of termination of Employee's employment with the Company (i) by the Company without Cause, (ii) by Employee with Good Reason or (iii) on or after August 14, 2000 for any reason other than death or Disability (to the extent the Stock Option is otherwise exercisable pursuant to Paragraph 3 above), the termination of Employee's employment will be treated, for purposes of determining the terms of exercise of the Stock Option under Section 10(b) of the Plan, as having occurred because of Employee's Retirement. Subject to the terms and conditions of the Plan, Employee (or, if Employee is deceased, a party acting on his behalf pursuant to Section 10 of the Plan) may exercise the Stock Option granted herein in whole or, from time to time, in part by way of a written notice delivered to the Secretary of the Company which includes the following: (i) name, mailing address and social security number of Employee and the date, which shall be the actual date of the notice; (ii) the number of shares of Stock with respect to which the Stock

Option is being exercised; (iii) the date of grant and the Option Price with respect to the Stock Option being exercised; and (iv) the signature of Employee or a party acting on behalf of a deceased employee. Payment of the full purchase price of the shares of Stock covered by the exercise shall be made in the manner prescribed by the Committee from time to time. If the Committee, in its sole discretion, shall determine that it is appropriate to do so, such payment may be made in whole or in part by tender of shares of unrestricted Stock, as set forth in Section 5 of the Plan, subject to such requirements or procedures as the Committee may specify.

         5. When the Stock Option is exercised, the Company shall make the appropriate calculations under the Plan and deliver to Employee, as soon as practicable, a certificate or certificates representing the net number of shares of Stock due to Employee pursuant to such exercise, calculated in accordance with this paragraph. Unless other tax withholding arrangements are made by Employee and the Company, the Company shall withhold from the shares of Stock issued to Employee a sufficient number of shares of Stock based on its fair market value on the date of exercise to cover any amounts which the Company is required to withhold to comply with withholding requirements of federal, state or local tax laws, rules or regulations. The fair market value for purposes of the second sentence of this paragraph shall be as reasonably determined by the Committee.

         6. The Stock Option granted herein is not transferable otherwise than by will, by the laws of descent and distribution, or by a written designation referred to in Section 10(c) of the Plan, and is exercisable during Employee's lifetime only by Employee. In the event that the Stock Option is exercised pursuant to Section 10 of the Plan by any person other than Employee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Stock Option.

         7. The Stock Option granted herein is subject to all terms of the Plan, including but not limited to Section 10(b), which provides for the forfeiture and repayment of certain benefits in certain circumstances in the event of Employee's Retirement prior to his normal retirement date.

         8. Employee acknowledges that the federal securities laws and/or the Company's policies regarding trading in its securities may limit or restrict Employee's right to buy or sell shares of Stock, including, without limitation, sales of Stock to exercise the Stock Option or sales of Stock acquired pursuant to the exercise of the Stock Option. Employee agrees to comply with such federal securities law requirements and Company policies, as such laws and policies are amended from time to time.

         This Agreement has been prepared in duplicate. Please note your acceptance in the space provided therefor and return the original for the Company's records.

         IN WITNESS WHEREOF, the Company, acting through the Committee, has caused this Agreement to be duly executed, and Employee has hereunto set his hand, all as of the day and year first written above.

                                            DELTA AIR LINES, INC.

                                            By
                                              --------------------------------
                                            Gerald Grinstein, Chairman
                                            Personnel & Compensation Committee

                                            EMPLOYEE

                                            ----------------------------
                                            Leo F. Mullin

                                                                       Exhibit C

                        RESTRICTED STOCK AWARD AGREEMENT
                       UNDER THE 1989 STOCK INCENTIVE PLAN

                                 August 14, 1997

Leo F. Mullin
President & Chief Executive Officer

         The 1989 Stock Incentive Plan of Delta Air Lines, Inc., as amended ("Plan"), is intended as an inducement for officers, executives and key employees of Delta Air Lines, Inc. (the "Company") to continue in the employment of the Company, and to provide a greater incentive to such employees to make material contributions to the Company's success by increasing their proprietary interest in the Company through increased direct common stock ownership. The Plan, which provides for certain awards to eligible employees, is administered by the Personnel & Compensation Committee of the Board of Directors (the "Committee"). Pursuant to the Plan, the Committee has selected you to receive an award of Restricted Stock (as defined in the Plan) effective as of the close of business on August 14, 1997, and has instructed me to direct this letter to you.

         In consideration of the mutual covenants herein contained and for other good and valuable consideration, the Company and you as an employee of the Company (hereinafter called "Employee"), do hereby agree as follows:

         1. Grant of Shares. Pursuant to action of the Committee, the Company has granted to Employee 6,000 shares of Restricted Stock (the "Shares"). This award is in all respects made subject to the terms and conditions of the Plan, a copy of which has been provided to Employee, and by signing and returning a copy of this Agreement to the Secretary of the Company, Employee acknowledges that he has read the Plan and agrees to all of the terms and conditions thereof for himself, any designated beneficiary and his heirs, executors, administrators or personal representative. Terms used in this Agreement which are defined in the Plan shall have the meanings set forth in the Plan. In the event of any conflict between the Plan and this Agreement, the Plan shall control. Employee also acknowledges receipt of the Prospectus dated January 26, 1995, relating to the Plan.

         As soon as practicable following Employee's execution of this Agreement and the stock power described below in Section 6, a certificate or certificates representing the Shares and bearing the legend described below in Section 6 shall be issued to Employee. Upon issuance of the certificates representing the Shares,

Employee shall have all rights of a stockholder with respect to the Shares, including the right to vote and, subject to Section 10 of this Agreement, to receive all dividends or other distributions paid or made with respect to the Shares; provided, however, that the Shares (and any securities of the Company which may be issued with respect to the Shares by virtue of any dividend reinvestment, stock split, combination, stock dividend or recapitalization, which securities shall be deemed to the "Shares" hereunder) shall be subject to the terms and all of the restrictions set forth in this Agreement.

         2. Restriction. Until the restriction imposed by this Section 2 (the "Restriction") has lapsed pursuant to Section 3 or 4 below, Employee shall not be permitted to sell, exchange, assign, transfer, pledge or otherwise dispose of the Shares and the Shares shall be subject to forfeiture as set forth in Section 5 below.

         3. Lapse of Restriction by Passage of Time. The Restriction shall lapse and have no further force or effect with respect to 33-1/3% of the Shares (including 33-1/3% of any additional Shares which at the time have been purchased with dividends on the Shares) awarded hereunder on July 1 of each of 1998, 1999 and 2000, provided Employee remains employed by the Company on such dates. If Employee's employment is terminated because of Retirement prior to his Normal Retirement Date as determined under the qualified retirement or pension plan of the Company applicable to Employee, and within two years after any such early Retirement and without the Committee's approval Employee directly or indirectly provides management or executive services (whether as a consultant, advisor, officer or director) to any Person who is in direct and substantial competition with the air transportation business of the Company or its Subsidiaries, Employee shall be required to repay to the Company the cash value of any Shares and any cash which were vested at such early Retirement. The amount of such repayment shall be the closing price of the Company's common stock ("Common Stock") on the New York Stock Exchange ("NYSE") on the day that the Restriction on such Shares lapsed (or, in the event that no sale of the Common Stock takes place on the NYSE on such date, the closing price of the Common Stock on the NYSE on the immediately preceding date on which such a sale occurred) multiplied by the number of such Shares. Because of the broad and extensive scope of the Company's air transportation business, the restrictions contained in this provision are intended to extend to management or executive services which are directly related to the provision of air transportation services into, within, or from the United States, as no smaller geographical restriction will adequately protect the legitimate business interests of the Company.

         4. Lapse of Restriction in Certain Cases. The Restriction shall lapse and have no further force or effect with respect to all Shares hereunder upon
(a) the occurrence of a Change in Control or (b) termination of Employee's employment (i) by the Company without Cause, (ii) by Employee with Good Reason or (iii) by reason of Employee's death or Disability (as defined in the Plan). For this purpose, the terms "Change in Control," "Cause" and "Good Reason" shall have the respective meanings assigned such terms for purposes of the Employment Agreement between Employee and the Company dated as of August 14, 1997. Employee may provide to the Company written designation naming a person or persons who shall receive the Shares in the event of Employee's death, and such designation must be in a form approved by counsel for the Company. If there is no such approved designation, Shares shall be distributed upon Employee's death pursuant to Employee's last will and testament or as provided by law.

         5. Forfeiture of Shares. In the event of termination of Employee's employment with the Company other than in the circumstances described in clauses
(i), (ii) or (iii) of Section 4(b) and prior to lapse of the Restriction under
Section 3, Employee shall immediately forfeit all right, title, and interest to the Shares which are still subject to the Restriction, and such Shares shall be canceled or transferred to the Company by Employee, without consideration to Employee or his heirs, executors, administrators or personal representative.

         6. Endorsement and Retention of Certificates. All certificates representing the Shares shall be endorsed on the face thereof with the following legend:

            "The shares of stock represented by this certificate and the sale, transfer or other disposition of such shares are restricted by and subject to a Restricted Stock Award Agreement dated August 14, 1997 between Leo F. Mullin and the Company, a copy of which is on file with the Secretary of the Company."

All certificates for Shares shall be held by the Company until the restrictions thereon shall have lapsed, and as a condition to this award, Employee shall execute and deliver to the Company a stock power, endorsed in blank and approved by counsel for the Company, relating to the Shares, as set forth in the Plan.

         Upon lapse of the Restriction pursuant to Section 3 or 4 of this Agreement without a prior forfeiture of the Shares, a certificate or certificates for an appropriate number of unrestricted Shares shall be delivered to Employee and the certificate with the legend indicated above shall be canceled.

         7. Withholding Taxes. Upon lapse of the Restriction on the Shares pursuant to Section 3 or 4 above, unless other tax withholding arrangements are made by Employee and the Company, sufficient Shares shall be transferred to the Company to provide for the payment of any taxes required to be withheld by federal, state, or local law with respect to income resulting from such lapse. The value of the Shares so transferred shall be the closing price of the Common Stock on the NYSE on the date the Restriction lapses (or, in the event that no sale of the Common Stock takes place on the NYSE on such date, the closing price of the Common Stock on the NYSE on the immediately preceding date on which such a sale occurred).

         8. Rights Not Enlarged. Nothing herein confers on Employee any right to continue in the employ of the Company or any of its subsidiaries.

         9. Succession. This Agreement shall be binding upon and operate for the benefit of the Company and its successors and assigns, and Employee and his heirs, executors, administrators or personal representative.

         10. Dividends. Any cash dividends which may become payable on the Shares shall be reinvested by the Company in shares of Common Stock, to the extent Shares are available under the Plan. If Shares are not so available, dividends shall be paid in cash and held by the Company for the account of Employee until the Restriction lapses. In such event the Company shall pay interest on the amount so held as determined by the Committee, and the accumulated amount of such dividends and interest shall be payable to Employee upon the lapse of the Restriction. Those Shares and any cash held for the account of the Employer shall be governed by the Restriction set forth in the Agreement; the Restriction with respect to such Shares and such cash shall lapse as provided in Sections 3 and 4 of this Agreement; and such Shares and such cash shall be forfeited pursuant to Section 5 to the extent that the Shares on which such dividends were paid shall be so forfeited.

         11. Fractional Shares. Upon lapse of the Restriction, certificates for fractional Shares shall not be delivered to Employee, and the value of any fractional Shares which may result from the application of Section 3 or 4 of this Agreement shall be paid in cash to Employee, as determined in the last sentence of Section 7 above.

         This Agreement has been prepared in duplicate. Please note your acceptance in the space provided below, and return the original for the Company's records.

         IN WITNESS WHEREOF, the Company, acting through the Committee, has caused this Agreement to be duly executed and Employee has hereunto set his or her hand, all as of the day and year first written above.


                                            DELTA AIR LINES, INC.

                                            By:
                                               -------------------------------
                                            Gerald Grinstein, Chairman
                                            Personnel & Compensation Committee

                                            EMPLOYEE

                                            ----------------------------------
                                            Leo F. Mullin